Purchaser List for 2004 Private Placement

In connection with the acquisition of Lighting Science, Inc., Lighting Science Group undertook a private placement (“2004 Private Placement”) of Lighting Science Group’s common stock under Regulation D of the Securities Act of 1933. Each purchaser executed a Subscription Agreement for the 2004 Private Placement as set forth at Exhibit 4.8 - Form of Subscription Agreement for 2004 Private Placement. A total of $3,874,890 was raised through the sale of 18,425,244 shares of Lighting Science Group’s common stock, as follows:

Date	Issuee	No. of Shares	Price per Share	Total
05/17/04	Philip R. Lacerte	1,041,667	$0.240	$250,000
05/27/04	Lieser, Charles D.	8,334	0.240	2,000
05/27/04	Quince Associates, LP	416,667	0.240	100,000
05/27/04	Schereck, William J.	41,667	0.240	10,000
05/27/04	Terrell, Charles T.	41,667	0.240	10,000
05/27/04	Tipton, Paul S.	62,500	0.240	15,000
05/27/04	Unimark Insurance Company	41,667	0.240	10,000
05/27/04	Young, George Parker	104,167	0.240	25,000
05/28/04	Barson, Alan	20,834	0.240	5,000
05/28/04	Barson, Alan	83,334	0.240	20,000
05/28/04	Barson, Trust for Daniel G	10,417	0.240	2,500
05/28/04	Barson, Trust for Sophia J.	10,417	0.240	2,500
05/28/04	Boudreaux, Reece	20,834	0.240	5,000
05/28/04	Christensen, Clay	25,000	0.240	6,000
05/28/04	Christensen, Wade	20,834	0.240	5,000
05/28/04	Mills, John A.	20,834	0.240	5,000
06/07/04	Conner, Halden	41,667	0.240	10,000
06/07/04	Norris, Eric	83,334	0.240	20,000
06/07/04	Taccetta Family LTD Partnership	62,500	0.240	15,000
07/15/04	Lieser, Charles D.	20,834	0.240	5,000
07/15/04	Pierce, Andy G.	104,167	0.240	25,000
08/09/04	Charles T. Terrell	41,667	0.240	10,000
08/09/04	David Sands	83,334	0.240	20,000
08/09/04	Elise C. Ayers	31,250	0.240	7,500
08/09/04	Granville Merritt	938	0.240	225
08/09/04	Jeffrey J. Ayers	938	0.240	225
08/12/04	John A. Collingwood	83,334	0.240	20,000
08/13/04	Edward I. Lanier	62,500	0.240	15,000
08/20/04	Antonio C. Alamo	104,167	0.240	25,000
08/20/04	Halden Conner	20,834	0.240	5,000
08/20/04	Robert H. Shelton	4,167	0.240	1,000
08/20/04	Robert M. McMonigle	104,167	0.240	25,000
08/23/04	G. Patrick Simpkins, Jr.	104,167	0.240	25,000
08/24/04	Charles T. Terrell	52,084	0.240	12,500
08/24/04	Chase G. Dickinson	417	0.240	100
08/24/04	East Park Research, Inc.	208,334	0.240	50,000
08/24/04	J. Michael McWilliams	62,500	0.240	15,000
08/24/04	Joan H. Gardner	20,834	0.240	5,000
08/24/04	Phillip W. Mirabelli	62,500	0.240	15,000
08/24/04	SGD Family Limited Partnership	62,500	0.240	15,000
08/25/04	Barbara Ann Churchman	417	0.240	100
08/25/04	Holly A. Davis	62,500	0.240	15,000
08/25/04	Mary D. Beougher	62,500	0.240	15,000
08/25/04	Max G. Garoutte & Sandra B. Garoutte	62,500	0.240	15,000
08/25/04	The Bristol Company	62,500	0.240	15,000
08/26/04	Eric Norris	125,000	0.240	30,000
08/26/04	Suzanne M. Farina	83,334	0.240	20,000
08/27/04	Allen B. Smith and Jo A. Smith	83,334	0.240	20,000
08/27/04	Brian H. Wald	104,167	0.240	25,000
08/30/04	Clyde Hargrove	41,667	0.240	10,000
08/30/04	Daniel H. Bradley	104,167	0.240	25,000
08/30/04	Fitzgerald Realty Group, Inc., PSP	150,000	0.240	36,000
08/30/04	Lara L. Poynor	41,667	0.240	10,000
08/30/04	Paul S. Tipton	125,000	0.240	30,000
08/30/04	Randy Phillips	41,667	0.240	10,000
08/30/04	USGT Investors, LP	31,250	0.240	7,500
08/31/04	Dennis Brett	62,500	0.240	15,000
08/31/04	Thomas Bradley	104,167	0.240	25,000
09/02/04	G. Patrick Kevlin	41,667	0.240	10,000
09/02/04	George Parker Young	312,500	0.240	75,000
09/02/04	Robert L. Woodson, III	41,838	0.239	10,000
09/03/04	BLF Investments, LP	416,667	0.240	100,000
09/03/04	D. Craig Martin	208,333	0.240	50,000
09/03/04	Reagan K. Vidal	62,500	0.240	15,000
09/03/04	Scott Murray	20,833	0.240	5,000
09/03/04	Steve Bronner	62,500	0.240	15,000
09/03/04	Stuart G. Dickinson	62,500	0.240	15,000
09/10/04	Craig R. Hudson	175,000	0.240	42,000
09/10/04	Daryl N. Snadon	104,167	0.240	25,000
09/10/04	Quince Associates, LP	416,667	0.240	100,000
09/16/04	Andrew N. Adler	208,333	0.240	50,000
09/16/04	Tanner Gill	41,667	0.240	10,000
09/22/04	Chris M. Gigl	41,667	0.240	10,000
09/22/04	Steve Dulin	208,333	0.240	50,000
09/22/04	William Arnold	83,333	0.240	20,000
10/01/04	USGT Investors, LP	129,688	0.154	20,000
10/04/04	Amy C. Lacerte	125,000	0.160	20,000
10/04/04	Stuart G. Dickinson	200,000	0.240	48,000
10/05/04	Bernie Selmanson	20,000	0.240	4,800
10/05/04	Wendy S. Berkeley	4,167	0.240	1,000
10/08/04	Mark L. Sutton	208,333	0.240	50,000
10/20/04	Dianne Norris	83,333	0.240	20,000
10/20/04	Kate Blackmon	12,500	0.240	3,000
10/21/04	Joan H. Gardner	10,417	0.240	2,500
10/22/04	Greenfield Capital V, L.P.	1,504,167	0.066	100,000
10/22/04	James E. Fitzgerald	187,500	0.240	45,000
10/22/04	Phillip C. McGraw	416,667	0.240	100,000
10/22/04	Robert J. Schlegel	1,000,000	0.240	240,000
11/08/04	Donald R. Harkleroad	55,000	0.240	13,200
11/08/04	Jill Greene	10,000	0.240	2,400
11/08/04	K.C. White	10,000	0.240	2,400
11/08/04	Jennifer Lim	10,000	0.240	2,400
11/08/04	Michael Anderson	5,000	0.240	1,200
11/08/04	Joseph McCord	5,000	0.240	1,200
11/08/04	Tim Myers	5,000	0.240	1,200
11/08/04	SDW Investments, Ltd.	196,667	0.239	47,000
11/08/04	Stan T. Waldrop	100,000	0.240	24,000
11/08/04	Stan T. Waldrop	150,000	0.240	36,000
11/08/04	Stan T. Waldrop	250,000	0.240	60,000
11/08/04	Trust for Patrick Barley	345,000	0.241	83,000
11/10/04	Philip R. Lacerte	1,666,667	0.150	250,000
11/17/04	Ronald E. Lusk Revocable Trust	2,083,333	0.240	500,000
11/19/04	MRM Capital, LP	1,000,000	0.125	125,000
11/24/04	Stan T. Waldrop	100,000	0.240	24,000
11/24/04	Stan T. Waldrop	100,000	0.240	24,000
11/24/04	Stan T. Waldrop	100,000	0.240	24,000
11/24/04	Stan T. Waldrop	325,000	0.240	78,000
12/08/04	Philip R. Lacerte	625,000	0.240	150,000
12/21/04	Marasco, Mark	41,667	0.240	10,000
12/31/04	Fredric S. Maxik - Family Trusts	6,000	0.240	1,440
01/18/05	Phillips, Josh	41,666	0.240	10,000
02/03/05	McBride, Curtis	41,667	0.240	10,000
		18,425,255		$3,874,890